UNITED STATES SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )
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AT&T, BellSouth merger
Right opportunity at right time
The merger of At&T and Bellsouth creates a new company that will be more innovative and efficient, providing benefits to customers.

“Technology changes and convergence are shaping a new competitive dynamic and creating tremendous opportunity. We’re creating a company with much better capabilities to seize these opportunities while maintaining its strong focus on customer service and community involvement,” said Duane Ackerman, chairman and CEO of BellSouth.

“We are combining two well-respected companies with complementary assets and a common heritage. That will allow us to build on the past successes of both companies in providing superior customer service and in conducting our businesses with integrity,” Ackerman said.

AT&T Chairman and CEO Ed Whitacre said: “There is no company in our industry today that I respect and admire more than BellSouth. BellSouth operates in an attractive region with a growing economy. It has great employees and an outstanding network, with fiber optics deeply deployed in its service area,” he said. “It has a strong record in terms of customer service and a sound, conservative balance sheet. These strengths, added to those of AT&T, will improve our ability to provide innovative services to more customers while returning substantial value to our owners and improving our growth profile.”

Once the merger is approved, Whitacre will serve as chairman and CEO of the combined company. Ackerman will serve as chairman and CEO of BellSouth operations for a transition period following the merger.
“I know that this is a time of personal and professional uncertainty,” said Ackerman, “and we hope to reduce that uncertainty for you as quickly as possible. I remain confident that this merger makes sense for our employees, our customers, and our shareholders and will further strengthen our place in the industry. In the meantime, we all need to stay focused on delivering the superior service our customers rely on us to provide.”
Highlights of the announced merger
•	BellSouth will function as AT&Ts Southeast regional operations with a regional operations with a regional headquarters in Atlanta.

•	AT&T will maintain its corporate headquarters in San Antonio, Texas.

•	Cingular will become a wholly owned subsidiary of AT&T, and its headquarters will remain in Atlanta.

•	At closing, each outstanding BellSouth share will be converted into 1,325 shares of AT&T stock.

•	The merger is expected to result in an increased divided for BellSouth Shareholders after the closing.

•	The nine state headquarters of BellSouth will remain the same.
Next steps
What to expect, what to look for, what to do
AT&T and BellSouth are expected to complete their merger in about 12 months because of the necessary regulatory approvals required:
•	The U.S. Department of Justice.

•	Federal Communications Commission.

•	State public utility commissions.

•	Few local and foreign economic authorities.
In addition, shareholders for both BellSouth and AT&T must approve the merger.
Between now and the closing:
•	BellSouth remains a stand-alone company and continues to conduct and implement employee programs and policies, such as promotions, bonuses, training.

•	The BellSouth team must stay focused on business at hand by continuing to meet customer needs, applying The Customer Rules!® and fulfilling the 2006 business objectives.
•	Any discussion of post-merger integrations of functions or groups with AT&T employees must be avoided, though personal conversations with AT&T employees and conversations that are part of your day-to-day responsibilities at BellSouth are certainly permitted.

•	Terms of the current bargaining agreement will remain in effect for represented or craft employees.
After the closing:

•	Decisions regarding benefits and compensation will be made by AT&T. But under the merger agreement, for at least one year, AT&T has agreed that BellSouth’s management employees will have benefits and compensation programs that are no less favorable, overall, than those that employees have at BellSouth. Eventually, BellSouth employees will migrate to the benefit plans and programs of the AT&T companies.

•	Job consolidation is expected for headquarters staff and support functions and for those operations that overlap, but the vast majority of BellSouth positions will be unaffected by the merger.
•	Management employees who leave the combined company under certain circumstances will be provided benefits under an enhanced separation plan.
Look for more information about the AT&T-BellSouth merger in the weeks and months ahead in NewsSource, Connections and other BellSouth communications channels.
BellSouth Connections is published for the employees of BellSouth. Editor: Peg Bernhardt
peg.bernhardt@bellsouth.com
To reach BellSouth Connections, call us at (404) 249-0055 or e-mail us at: bellsouth.connections@bellsouth.com
We also can be reached at:
BellSouth Connections
1155 Peachtree St. NE 19G
Atlanta, GA 30309-3610
©2006 BellSouth Corporation
All BellSouth marks contained herein are owned by BellSouth Intellectual Property Corporation. All other marks contained herein are the property of their respective owners.
>> CONNECTIONS
A biweekly publication for the employees of BellSouth

SPECIAL EDITION

Merger will benefit customers, shareholders, employees
When AT&T and BellSouth merge, the new company will be more innovative and efficient, providing benefits to customers by combining the Cingular, BellSouth and AT&T networks into a single fully integrated wireless and wireline Internet Protocol network offering a full range of advanced solutions.
As a result, the combined company will be better able to speed the convergence of new and improved services for consumers and businesses, and embrace the industry’s shift to Internet Protocol network-based technologies.
During a broadcast to BellSouth employees over the BellSouth Television Network (BTN), Chairman and CEO Duane Ackerman discussed the benefits of the merger for all the constituents of the combined companies:
Key benefits for employees
•	An opportunity to work for one of the most respected companies in the world.

•	Both companies have similar cultures emphasizing service and network excellence.

•	Strong financial position means ability to invest in next-generation products, services and technology.

•	Next-generation capabilities will make the company better able to meet customer demands and compete successfully.

•	Both companies value diversity and inclusion.

•	The vast majority of BellSouth positions will not be affected by the merger.

•	Years of service with BellSouth will be recognized by AT&T after the closing.

•	The terms and conditions of BellSouth labor agreements will be assumed by the new company.
“I think the BellSouth Foundation and other community partnerships have helped define our brand and values over the years, and it was important to me that commitment be upheld. I’m to continue to fund our charitable activities and economic and educational initiatives throughout our nine-state region.”
— Duane Ackerman, March 6 BTN broadcast
Key benefits for customers
•	More competition, innovation and choices for customers.

•	An improved network will provide a full range of integrated wireline/wireless services.

•	More operational efficiencies will free up investment in Internet Protocol (IP) technology.

•	Better integration and streamlined decision-making for joint ventures Cingular and YELLOWPAGES.COMTM.

•	The larger scale of the combined companies enhances the ability to attract the right content and technology partners.

•	The tradition of service that both companies bring will provide superior customer service.
Key benefits for shareholders
•	Shareholders will receive a meaningful premium on their BellSouth shares – 17.9 percent above the closing price on March 3 (which is the last business day before the merger agreement was signed).

•	As a stock merger rather than cash sale, BellSouth shareowners maintain ongoing ownership with potential for more upside from synergies.

•	After the closing, each share of BellSouth stock, which currently pays an annual dividend of $1.16, will first be converted to 1.325 shares of AT&T stock. Since AT&T’s current annual dividend is $1.33, the dividend received on a share held today will effectively increase 52% to $1.76 post-merger.

AT&T Today
•	AT&T Inc. includes the former AT&T Corp. and SBC

•	The leading telecommunications company in the United States and one of the largest in the world.

•	Recognized as the Most Admired Telecommunications Company in America and in the world by Fortune magazine.

•	$43.9 billion in annual revenue and $4.8 billion in annual net income.

•	60 percent owner of Cingular Wireless, the No. 1 U.S. wireless services provider.

•	Headquarters in San Antonio, Texas.

•	Almost 200,000 employees.

•	One of the most recognized brands in the world.
What they’re saying
Here’s a random sample of commentary from analysts and media reports
We have included or incorporated by reference in this document forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties, and actual results might differ materially from these statements. Such statements include, but are not limited to, statements about the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T Inc. and BellSouth Corporation and are subject to significant risks and uncertainties and outside of our control.
The following factors, among others, could cause actual results to differ from those described in the forward-looking statements in this document: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of AT&T shareholders to approve the issuance of AT&T common shares or the failure of BellSouth shareholders to approve the merger; the risk that the businesses of AT&T and BellSouth will not be integrated successfully or as quickly as expected; the risk that the cost savings and any other synergies from the merger, including any savings and other synergies relating to the resulting sole ownership of Cingular Wireless LLC may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; and competition and its effect on pricing, spending, third-party relationships and revenues. Additional factors that may affect future results are contained in AT&T’s, BellSouth’s, and Cingular Wireless LLC’s filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s Web site (http://www.sec.gov). Neither AT&T nor BellSouth is under any obligation, and each expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
NOTE: In connection with the proposed merger, AT&T intends to file a registration statement on Form S-4, including a joint proxy statement of AT&T and BellSouth, and AT&T and BellSouth will file other materials with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration statement, including the joint proxy statement (and all amendments and supplements to it) and other materials when they become available because they contain important information. Investors will be able to obtain free copies of the registration and joint proxy statement, when they becomes available, as well as other filings containing information about AT&T and BellSouth, without charge, at the SEC’s Web site (www.sec.gov). Copies of AT&T’s filings may also be obtained for free from AT&T at AT&T’s Web site (www.att.com) or by directing a request to AT&T Inc. Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. Copies of BellSouth’s filings may be obtained without charge from BellSouth at BellSouth’s Web site (www.bellsouth.com) or by directing a request to BellSouth at Investor Relations, 1155 Peachtree Street, Atlanta, Georgia 30309.
AT&T, BellSouth and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies in respect of the proposed merger. Information regarding AT&T’s directors and executive officers is available in AT&T’s 2005 Annual Report on Form 10-K filed with the SEC on March 1, 2006 and AT&T’s preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 10, 2006, and information regarding BellSouth’s directors and executive officers is available in BellSouth’s 2005 Annual Report on Form 10-K filed with the SEC on February 28, 2006 and BellSouth’s proxy statement for its 2006 annual meeting of shareholders, filed with the SEC on March 3, 2006. Additional information regarding the interests of such potential participants will be included in the registration and joint proxy statement, and the other relevant documents filed with the SEC when they become available.